Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

8% CONVERTIBLE PROMISSORY NOTE

GEORGE FOREMAN ENTERPRISES, INC.

DUE __________, 2010

Original Issue Date: __________, 2008	US$__________

This Convertible Promissory Note is due __________, 2010 and is one of a series of duly authorized and issued convertible promissory notes of George Foreman Enterprises, Inc., a Delaware corporation (the “Company”), designated its 8% Convertible Promissory Notes (the “Note” or the “Notes”).  This Note is issued to ________________________________________ (together with its permitted successors and assigns, the “Holder”) in accordance with exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement, dated __________, 2008 (the “Securities Purchase Agreement”) between the Company and the Holder.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

Article I

Section 1.01                                 Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Holder, in lawful money of the United States of America and in immediately available funds the principal sum of ____________________ Dollars ($__________) on the earlier of (i) __________, 2010 (the “Maturity Date”) or (ii) an Event of Default (as defined in Section 3.01).

(a) Interest shall be payable monthly commencing 30 days following the Original Issue Date and shall accrue on the unpaid principal balance of the Note at the rate of eight percent (8%) per year (compounded monthly) commencing from the Original Issue Date until the Maturity Date.  Interest shall be calculated on the basis of a 360-day year and actual calendar days elapsed.

(b) On the Maturity Date, the entire unpaid principal amount and all accrued and unpaid interest shall be paid to the Holder, unless this Note is converted in accordance with Section 1.02 herein.

(c) The Company may prepay the principal amount of this Note without the prior written consent of the Holder.  In the event the Company prepays the principal amount of this Note, the Company shall pay the total principal amount outstanding plus a premium of (i) ten percent of the outstanding principal amount if the prepayment occurs during the twelve month period following the Original Issue Date (the “Initial Twelve Month Period”); or (ii) twenty percent of the outstanding principal amount if the prepayment occurs doing the period following the Initial Twelve Month Period and prior to the Maturity Date.  The Company shall give the Holder at least ten (10) days advance written notice prior to such prepayment.

Section 1.02    Conversion.

(a) Optional Conversion.  From and after the Original Issue Date, the Holder shall be entitled, at its option, to convert, at any time and from time to time, until payment in full of this Note, all or any part of the principal amount of the Note, plus accrued and unpaid interest thereon, into units (“Units”) of the Company’s securities, at a price (the “Conversion Price”) of $2.50 per Unit, subject to adjustment.  Each Unit shall consist of one share (each, a “Conversion Share”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and one common stock purchase warrant (the “Warrants”).  Each Warrant shall entitle the holder to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price (the “Exercise Price”) of $3.00 per share, subject to adjustment, and shall be exercisable for a period of five years commencing on the original Issue Date of this Note.  No fraction of Units or scrip representing fractions of Units will be issued on conversion, but the number of Units issuable shall be rounded to the nearest whole Unit.  The number of Units issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note, plus accrued and unpaid interest thereon, to be converted as set forth in the applicable Conversion Notice by (y) the Conversion Price.  To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Note, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  Except as otherwise provided herein, the Company shall not have the right to object to the conversion or the calculation of the applicable conversion price, absent manifest error.  Any conversion of any portion of the Note to Units shall be deemed to be a pre-payment of principal plus accrued and unpaid interest, without any penalty, and shall be credited against any future payments of principal and interest in the order that such payments become due and payable.

(b) Mandatory Conversion.  Simultaneously with the closing of a company financing in the form of a private placement of units (the “PPO”) in the amount of at least $3,000,000 (the “Minimum PPO Amount”), including the proceeds derived by the Company from the issuance of the Notes, this Note will automatically convert as to all unpaid principal, plus accrued interest, if any, into Units at the Conversion Price.  The PPO will involve an offering of Company units which may be offered pursuant to Regulation D and/or Regulation S of the Securities Act and any and all applicable state securities laws.  Each PPO unit will consist of one share of Common Stock and one common stock purchase warrant to purchase one-half of a share of Common Stock (the “Investor Warrant”).  Each two Investor Warrants will entitle the holder to purchase one share of Common Stock at a price per share to be determined and will be exercisable for a period of five years from the PPO closing date.  In addition, each Investor Warrant will contain standard anti-dilution protection from stock splits, stock dividends and stock contributions, will provide for weighted average price protection and will provide for “cashless exercise” to the extent that a registration statement covering the resale of the shares underlying the Investor Warrant is not then in effect.  As more fully described in the Securities Purchase Agreement, piggyback registration rights will apply to resales of the shares of Common Stock comprising part of the units issued in connection with the PPO, for shares underlying the Investor Warrants, the Common Stock forming part of the Units issuable upon conversion of the Notes, and the Common Stock issuable upon exercise of the Warrants forming part of the Units issuable upon conversion of the Notes.

Section 1.03         Reservation of Common Stock.  As set forth in Section 4(e) of the Securities Purchase Agreement, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note and the exercise of the Warrants, that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock into which the Note is convertible from time to time based upon the Conversion Price, plus (ii) the number of shares of Common Stock for which the Warrants are exercisable from time to time based upon the Exercise Price.

Section 1.04          Absolute Obligation/Ranking.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereinafter issued pursuant to the Securities Purchase Agreement.

Section 1.05           Paying Agent and Registrar.  Initially, the Company will act as paying agent and registrar.  The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.  The Company may act in any such capacity.

Section 1.06           Different Denominations.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

Section 1.07            Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Securities Purchase Agreement and may be transferred or exchanged only in compliance with the Securities Purchase Agreement and applicable federal and state securities laws and regulations.

Section 1.08            Reliance on Note Register.  Prior to due presentment to the Company for transfer or conversion of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 1.09             In addition to the rights and remedies given it by this Note, the Holder shall have all those rights and remedies allowed by applicable laws.  The rights and remedies of the Holder are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.

Article II

Section 2.01             Amendments and Waiver of Default.  The Note may not be amended without the consent of the Holder.  Notwithstanding the above, without the consent of the Holder, the Note may be amended to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of the Holder.

Article III

Section 3.01             Events of Default.  Each of the following events shall constitute a default under this Note (each an “Event of Default”):

(a) failure by the Company to pay principal amount or interest due hereunder within five (5) days of the date such payment is due;

(b) failure by the Company’s transfer agent to issue Common Stock to the Holder within four (4) business days of the Company’s receipt of the attached Conversion Notice from Holder in accordance with the Securities Purchase Agreement;

(c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Note;

(d) the Company shall:  (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(e) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 3.01(d) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(f) any material obligation of the Company for the payment of borrowed money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable before the expressed maturity date of the obligation;

(g) a breach by the Company of any material contract that would have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(h) any event of default of the Company under any agreement, note, mortgage, security agreement or other instrument evidencing or securing indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note and the Securities Purchase Agreement;

(i) any material breach by the Company of any of its representations or warranties under the Securities Purchase Agreement; or

(j) any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Note or the Securities Purchase Agreement which is not cured by the Company within five (5) days after receipt of written notice thereof.

Section 3.02        If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.  Commencing upon the occurrence of any Event of Default that result in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article IV

Section 4.01         Negative Covenants.  So long as this Note shall remain in effect and until any outstanding principal and all accrued interest thereon and all fees and all other expenses or amounts payable under this Note and the Securities Purchase Agreement have been paid in full, unless the Holders, subject to Section 8(p) of the Securities Purchase Agreement, shall otherwise consent in writing, the Company shall not:

(a) Organizational Change    Directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”), other than the PPO, unless prior to the consummation of an Organizational Change, other than the PPO, the Company obtains the written consent, subject to Section 8(p) of the Securities Purchase Agreement, of the Buyers that have outstanding Notes.

(b) Dividends and Distributions.  In the case of the Company, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that the Company may

(i) declare and pay dividends consisting entirely of its common stock,

(ii) repurchase shares of its capital stock from its employees in connection with the termination of such employees and

(iii) make distributions consisting entirely of its common stock in connection with stock splits of its capital stock.

(c) Limitation on Certain Payments and Prepayments.

Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of the Company, other than for obligations incurred in the ordinary course of business (including for working capital and similar facilities), senior indebtedness existing on the date hereof and set forth in Schedule A attached hereto, indebtedness under this Note or the Securities Purchase Agreement.

Article V

Section 5.01       Re-issuance of Note.  When the Holder elects to convert a part of the Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount and the Holder shall return the Note to the Company for cancellation.

Article VI

Section 6.01       Anti-dilution.  Adjustment of Conversion Price.  The Conversion Price shall be adjusted from time to time as follows:

(a) Adjustment of Conversion Price and Number of Shares upon Issuance of Common Stock.

(i) If at any time after the Original Issue Date through the earlier of (A) the first anniversary of the Original Issue Date; (B) payment in full on this Note; or (C) the date of full conversion of this Note, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the conversion/exchange of rights by George Forman and/or George Foreman Productions, Inc. under the Investor Rights Agreement and/or Registration Rights Agreement filed by the Company with the SEC on Form 8-K on August 18, 2005, shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined herein) or upon issuance, exercise or conversion of the Other Securities (as defined herein)) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price then in effect shall be reduced to an amount equal to such consideration per share, provided that in no event shall the Conversion Price be reduced below $0.01, and the number of shares of Common Stock issuable upon conversion shall be subject to a corresponding adjustment.

(ii) If any time after the first anniversary of the Original Issue Date and prior to payment in full on this Note or full conversion of this Note, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the conversion/exchange of rights by George Forman and/or George Foreman Productions, Inc. under the Investor Rights Agreement and/or Registration Rights Agreement filed by the Company with the SEC on Form 8-K on August 18, 2005, shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined herein) or upon issuance, exercise or conversion of the Other Securities (as defined herein)) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price then in effect shall be reduced to an amount based upon the weighted average formula (the “Weighted Average Formula”) set forth below in Section 6.01(g) and the number of shares issuable upon conversion shall be subject to a corresponding adjustment.

(b) Effect on Conversion Price of Certain Events.  For purposes of determining the adjusted Conversion Price under Section 6.01(a)(i) and (ii) above, the following shall be applicable:

(i) Issuance of Options.  If after the date hereof, the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities (“Options”), other than Other Securities issued or deemed to have been issued in connection with any Approved Stock Plan, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Conversion

Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 6.01(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any other convertible security other than this Note issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

(ii) Issuance of Convertible Securities.  If the Company in any manner issues or sells any convertible securities after the Original Issue Date, other than Other Securities issued or deemed to have been issued in connection with an Approved Stock Plan, and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share.  For the purposes of this Section 6.01(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6.01(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to take into consideration the Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Note shall be correspondingly readjusted as shall the number shares issuable upon conversion of the Note due to other Conversion Price changes required by this Article 6.  For purposes of this Section 6.01(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Original Issue Date are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

No adjustment pursuant to this Section 6.01(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(c) Effect on Conversion Price of Certain Events.  For purposes of determining the adjusted Conversion Price under Sections 6.01(a) and 6.01(b), the following shall be applicable:

(i) Calculation of Consideration Received.  If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore.  If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities (measured by the closing sale price of such securities on the Over-the-Counter Bulletin Board or its principal trading market).  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the principal amount of the Notes then outstanding.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the principal amount of the Notes then outstanding.  The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.

(ii) Integrated Transactions.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.001.

(iii) Treasury Shares.  The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv) Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time after the date of issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time after the date of issuance of this Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.  Any adjustment under this Section 6.01(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Distribution of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date.

(f) Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 6.01 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price or the number of shares issuable upon conversion so as to protect the rights of the holders of the Note; provided, except as set forth in Section 6.01(d), that no such adjustment pursuant to this Section 6.01(f) will increase the Conversion Price as otherwise determined pursuant to this Section 6.01.

(i) Notices.

1) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to the holder of this Note, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

2) The Company will give written notice to the holder of this Note at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(ii) Definitions.

1) “Approved Stock Plan” means any employee benefit plan, agreement or arrangement approved by the Board of Directors of the Company, or any successor thereto, pursuant to which the Company’s securities may be issued to any employee, officer or director of or consultant to the Company or any subsidiary for services provided to the Company.

2) “Other Securities” means (i) those options and warrants of the Company issued prior to, and outstanding on, the Original Issue Date, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Original Issue Date, and (iii) the shares of Common Stock issuable upon exercise of the Warrants or conversion of this Note.

(g) Weighted Conversion Formula.  Pursuant to the Weighted Average Formula, the Conversion Price in effect immediately prior to a triggering issue of Common Stock, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued; provided that, (i) for the purpose of this Section 6.01(g), all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of additional shares of Common Stock that is the subject of this calculation.  The provisions of this Section 6.01(g) shall not operate to increase the Conversion Price.

Article VII

Section 7.01                                 Notice.  Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	George Foreman Enterprises, Inc.
100 N. Wilkes-Barre Blvd., 4th Floor
Wilkes Barre, PA 18702
Attention: Richard Huffsmith, General Counsel
Telephone: (570) 822-6277
Facsimile: (570) 820-7014

With a copy to:	Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Scott Rapfogel
Telephone: 212-400-6900
Facsimile: 212-400-6901

If to the Holder:	At the address set forth in the Securities Purchase Agreement

Section 7.02       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 7.03        Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 7.04        Entire Agreement and Amendments.  This Note, together with the Securities Purchase Agreement, Warrant to Purchase Common Stock and Investor Questionnaire represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Note may be amended only by an instrument in writing executed by the parties hereto.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

GEORGE FORMAN ENTERPRISES, INC.

By:
Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Units of George Foreman Enterprises, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	_____________________________________________________________
_____________________________________________________________
Applicable Conversion Price:	_____________________________________________________________
_____________________________________________________________
Signature:	_____________________________________________________________
_____________________________________________________________
Name:	_____________________________________________________________
_____________________________________________________________
Address:	_____________________________________________________________

Amount to be converted:	$____________________________________________________________

Amount of Note unconverted:	$____________________________________________________________

Conversion Price per Unit:	$____________________________________________________________

Interest on the Principal being converted shall be paid as	_____________________________________________________________

Number of shares of Common Stock and Warrants to be issued including as payment of interest, if applicable:	_____________________________________________________________

Please issue the shares of Common Stock and Warrants in the following name and to the following address:	_____________________________________________________________

Issue to the following account of the Holder:	_____________________________________________________________

Authorized Signature:	_____________________________________________________________

Name:	_____________________________________________________________

Title:	_____________________________________________________________

Phone Number:	_____________________________________________________________

Broker DTC Participant Code:	_____________________________________________________________

Account Number:	_____________________________________________________________